UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, Suite 3505

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2010, Delcath Systems, Inc. entered into a Lease Modification, Extension and Additional Space Agreement (the “Lease Modification Agreement”) with SLG 810 Seventh Lessee LLC (the “Landlord”) modifying the existing lease (the “Original Lease”) dated as of February 5, 2010 between Delcath and the Landlord for Delcath’s corporate headquarters located at 810 Seventh Avenue, Suite 3505, New York, New York.

Under the terms of the Lease Modification Agreement, the total leased space was increased by an additional 8,691 square feet, for a total square footage of 17,320 leased space and the lease term was extended from September 30, 2017 to the second calendar month following the 10 year anniversary of the commencement date for the additional space (the “Extended Expiration Date”). The annual base rent for the additional space is $504,078, payable in monthly installments of $42,006.50, during years 1 through 5 (which is abated for the first 2 months of the additional space term), and $547,533, payable in monthly installments of $45,627.75, during years 6 through 11. The annual base rent for the additional space is effective on the earlier of (i) the date on which the Landlord’s build-out of the additional space is substantially completed and (ii) the date on which Delcath first occupies the additional space. The annual base rent for the leased space covered by the Original Lease will continue at the rates specified in the Original Lease through September 30, 2017; thereafter, for the period beginning October 1, 2017 through the Extended Expiration Date, the annual base rent for the leased space covered by the Original Lease will be increased to $543,627, payable in monthly installments of $45,302.25.

The foregoing description of the Lease Modification Agreement is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Lease Modification, Extension and Additional Space Agreement, dated September 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2010

DELCATH SYSTEMS, INC.

By:	/S/ PETER G. GRAHAM
Name:	Peter G. Graham
Title:	Executive Vice President and General Counsel